Exhibit 10.1

NOTE

US $1,000,000	September 11, 2007

FOR VALUE RECEIVED, the undersigned, BioDelivery Sciences International, Inc., a Delaware corporation with an office at 2501 Aerial Center Parkway, Suite 205, Morrisville, North Carolina 27560 USA (“Parent”) and its wholly-owned subsidiary Arius Pharmaceuticals, Inc., a Delaware corporation with an office at the same address (“Arius”, and together with Parent, “BDSI”) hereby promises to pay to the order of Meda AB (publ.), a Swedish corporation with its principal office at Pipers väg 2 A, SE-170 09, Solna, Sweden (“Meda”), the principal sum of US $1,000,000 with interest thereon as hereinafter provided.

This note (the “Note”) is issued in connection with a License and Development Agreement, dated as of September 5, 2007, by and between BDSI and Meda (the “License Agreement”). Capitalized terms used herein and not otherwise defined that are defined in the License Agreement shall have the same respective meanings herein as therein. Meda, by loaning Parent the above-referenced amount and accepting this Note, acknowledges that its rights hereunder are subordinate to the secured $3 million note of Parent, dated September 4, 2007, held by Southwest Bank of St. Louis.

All payments of principal and interest on this Note are to be made by BDSI in United States dollars by wire-transfer of immediately available funds to an account designated by Meda. No interest shall be payable until an Event of Default (as defined below), after which time interest shall accrue and be payable on demand at the rate set forth in Section 4.06(d) of the License Agreement. If not sooner paid, the unpaid principal sum shall be due and payable as follows:

(a)	If the HSR Date occurs prior to termination of the License Agreement by either Party pursuant to Section 1A.03 thereof, payment shall be made by crediting Meda with the unpaid principal amount against the amount payable by Meda under Section 3.01 thereof; and

(b)	If either Party terminates the License Agreement pursuant to Section 1A.03 thereof, payment shall be due and payable by BDSI on the tenth (10th) business day following such termination.

This Note may be prepaid in whole or in part at any time without premium or penalty.

BDSI and endorsers hereby waive presentment, demand, protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note, and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice. No failure on the part of Meda in exercising any right or remedy hereunder, and no single, partial or delayed exercise by Meda of any right or remedy shall preclude the full and timely exercise by Meda at any time of any right or remedy of Meda hereunder without notice. This Note contains the entire agreement between the parties with respect to the subject matter hereof. In the event that any court of competent jurisdiction shall determine that any provision, or portion thereof, contained in this Note shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and the remaining provisions of this Note shall nevertheless remain in full force and effect.

Upon the occurrence of any one or more of the following events (each, an “Event of Default”), Meda at its option may declare all amounts due hereunder, including, without limitation, the entire unpaid principal balance of this Note, to be immediately due and payable without presentment, demand, protest or other notice of any kind (all of which are hereby expressly waived):

(a) The failure to make any payment of principal due pursuant to the terms of this Note; or

(b) The material breach by BDSI of any of its obligations under Section 1A of the License Agreement and the failure to cure such breach within ten business days after written notice from Meda;

(c) Upon or after the cessation of operations of BDSI or the bankruptcy, insolvency, dissolution or winding up of BDSI.

In the event of a default as provided for herein, any reasonable, documented attorneys’ fees incurred by Meda and directly arising from such default shall be payable by BDSI.

None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of both BDSI and Meda expressly referring hereto and setting forth the provision so excluded, modified or amended. No waiver or forbearance of any of the rights and remedies of Meda hereunder shall be effective unless made specifically in a writing signed by Meda, and any such waiver or forbearance shall be effective only in the specific instance and for the specific purpose for which given.

THIS NOTE IS DELIVERED AND SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS. THE BORROWER SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURTS SITUATED THEREIN FOR ALL PURPOSES WITH RESPECT TO THIS NOTE.

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IN WITNESS WHEREOF, BDSI has executed this Note on the day and in the year first above written.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President and CEO

ARIUS PHARMACEUTICALS, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President